Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:
ESS Technology, Inc.	Rebecca Mack
Investor Relations	Bergman Mack & Associates
(510) 492-1161	(949) 981-4496
rebecca@bergmanmack.com
Ess Technology Reports
Second Quarter 2007 Results and
Announces the Election of New Board Chairman
     FREMONT, Calif., August 1, 2007—ESS Technology (Nasdaq: ESST) today reported net revenues for the second quarter of 2007 of $17.2 million compared to $29.1 million for the same period last year and compared to $17.8 million in the first quarter of 2007. GAAP net loss for the second quarter of 2007 was $0.7 million, or ($0.02) per diluted share, compared to the second quarter of 2006 GAAP net loss of $15.2 million, or ($0.39) per diluted share. For the first quarter of 2007, GAAP net income was $4.6 million, or $0.13 per diluted share. Included in the second quarter’s results was a second payment of $2.0 million received from SiS related to the sale of our Blu-ray technology. Included in first quarter 2007 results was the first payment of $8.5 million related to the sale of the Blu-ray technology and tangible assets.
     Non-GAAP net loss for the second quarter of 2007 was $1.7 million, or ($0.05) per diluted share, compared to the second quarter of 2006 non-GAAP net loss of $13.8 million, or ($0.35) per diluted share. For the first quarter of 2007, non-GAAP net loss was $1.6 million, or ($0.04) per diluted share. Non-GAAP net loss excludes amortization of intangible assets, gains/losses on investments, stock option expenses under SFAS No. 123(R), impairment of property, plant and equipment, gain on sale of our Blu-ray technology and tangible assets, interest expense accrued on uncertain tax balances under FIN No. 48 and their related tax effects.

ESS Reports Second Quarter 2007 Results

     The company also announced that its board of directors has elected Bruce Alexander, 63, chairman of the board, replacing Fred S.L. Chan who resigned last month. Mr. Alexander has served as a director of ESS since February 2007. Mr. Alexander was Managing Director for Needham & Company from 1994 to 1997 and from 1999 to 2006; his prior positions included serving as CEO of Black and Company and CEO of Southwall Technologies.
     Robert Blair, president and CEO of ESS Technology commented, “The second quarter came in with revenue in-line with expectations and gross margins slightly above expectations. Additionally, we received $2 million from the sale of our Blu-ray technology and tangible assets.”
     Mr. Blair continued, “I’d also like to congratulate Bruce Alexander on his election to chairman of the board, and I look forward to working with him as the company moves forward. Additionally, as we announced in June, the board of directors has established a Strategic Transaction Committee and the committee is currently fully engaged in its process.”
     “I will discuss our second quarter results and our third quarter plan in more detail during our conference call later today,” Mr. Blair concluded.
Third Quarter 2007 Guidance
     For the September quarter, we are projecting revenues of $15-19 million, with non-GAAP gross margins in the 24-27% range. We expect R&D expenses of 12-15% of revenues and SG&A expenses of 24-30% of revenues, and additional costs totaling approximately 1-2% of revenue for the new SFAS 123(R) stock option expensing rules. Overall, we expect GAAP net loss per diluted share of ($0.06) - ($0.09) and non-GAAP net loss per diluted share of ($0.04) - ($0.07).
     Non-GAAP net loss excludes amortization of intangible assets, gains/losses of investments, stock option expenses under SFAS No. 123(R), impairment of property, plant and equipment, gain on sale of technology and tangible assets, interest expense accrued on uncertain tax balances under FIN No. 48 and their related tax effects.
Earnings Conference Call
     ESS Technology, Inc. has scheduled a conference call beginning 2:00 p.m. PDT / 5:00 p.m. EDT, August 1, 2007, to discuss its second quarter 2007 results. Investors are invited to listen to a live web cast of the conference call at http://www.prnewswire.com/ (Upcoming Conference Calls). A replay of the web cast will also be available at http://www.prnewswire.com/ or by telephone at

ESS Reports Second Quarter 2007 Results

(800) 642-1687 (U.S./Canada) / (706) 645-9291 (International), Reservation #11222460 beginning at 6:00 p.m. PDT / 9:00 p.m. EDT, August 1, 2007.
About ESS Technology
     ESS Technology, Inc. designs and markets high-performance digital video processors for the consumer market.
     ESS, headquartered in Fremont, California, has R&D, sales, and technical support offices worldwide. ESS Technology’s common stock is traded on the Nasdaq Global Market under the symbol “ESST”. ESS Technology’s web site address is: http://www.esstech.com.
(ATTACHMENTS: Condensed Consolidated Summary Financial Statements)
The matters discussed in this news release include certain forward-looking statements that involve risks and uncertainties, including, but not limited to, the possible deterioration of revenues associated with our restructuring efforts, the possible sale or close of additional assets or businesses and the impact of such transactions, the impact of competitive products and pricing, the possible reduction of consumer spending occasioned by general economic conditions, continued growth in demand for consumer electronics products, the timely availability and acceptance of ESS’ products, the uncertainty of the outcome of any litigation proceedings, and the other risks detailed from time to time in the SEC reports of ESS, including the reports on Form 10-K, Form 10-Q and Form 8-K (if any) which we incorporate by reference. Examples of forward-looking statements include statements regarding ESS’ future financial results, specifically statements regarding improvement in the coming quarters of the Company’s gross margins and profitability due to any new products, operating results, business strategies, projected costs, projected gross margins, projected profitability, products, competitive positions, management’s plans and objectives for future operations, and industry trends. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. Forward-looking statements may contain words such as “will”, “expect”, “anticipate”, “believe”, “continue”, “plan”, “should”, other comparable terminology or the negative of these terms. Actual results could differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30,	December 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$44,382	$33,731
Short-term investments	6,808	10,264
Accounts and other receivables, net	11,149	10,343
Inventory	5,742	8,278
Prepaid expenses and other assets	960	1,764

Total current assets	69,041	64,380

Property, plant and equipment, net	13,822	16,996
Non-current deferred tax asset	6,606	—
Investment and other assets	8,365	9,052

Total assets	$97,834	$90,428

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$15,669	$20,404
Income taxes payable and deferred income taxes	235	23,001

Total current liabilities	15,904	43,405

Non-current deferred tax liabilities	34,520	—

Total liabilities	50,424	43,405

Shareholders’ equity:
Common stock	176,132	175,528
Accumulated other comprehensive income	1	86
Accumulated deficit	(128,723)	(128,591)

Total shareholders’ equity	47,410	47,023

Total liabilities and shareholders’ equity	$97,834	$90,428

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Net revenues	$17,184	$29,066	$34,956	$55,952
Cost of product revenues	12,514	28,354	22,915	52,877

Gross profit	4,670	712	12,041	3,075

Operating expenses:
Research and development	2,570	9,941	7,161	19,538
Selling, general and administrative	4,738	7,045	9,678	15,044
Impairment of property, plant and equipment	—	—	859	—
Gain on sale of technology and tangible assets	(2,000)	—	(10,481)	—

Operating income (loss)	(638)	(16,274)	4,824	(31,507)

Non-operating income, net	580	883	495	1,359

Income (loss) before income taxes	(58)	(15,391)	5,319	(30,148)
Provision for (benefit from) income taxes	606	(167)	1,380	(854)

Net income (loss)	$(664)	$(15,224)	$3,939	$(29,294)

Net income (loss) per share — basic and diluted	$(0.02)	$(0.39)	$0.11	$(0.75)

Shares used in per share calculation — Basic and diluted	35,522	39,150	35,515	39,136

Non-GAAP Measures
To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP). We use non-GAAP measures of net loss and loss per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business.
Non-GAAP Net Loss.
Non-GAAP net loss excludes the amortization of intangible assets, write down of investment, stock compensation expenses under SFAS No. 123(R), impairment of property, plant and equipment, gain on sale of technology and tangible assets, interest expense included in our provision (benefit) for income taxes and related tax effects. Management believes that the non-GAAP net loss measure is useful information to investors because it provides our investors with a means to conduct a meaningful, consistent comparison to our prior periods’ results and to our investors’ expectations for GAAP net income (loss). Given the significant effect of the non-GAAP adjustments, we believe that non-GAAP net loss is a useful means to demonstrate the sustainability of our performance in a manner not affected by unusual events and charges required by GAAP accounting. We use non-GAAP net loss to conduct and evaluate our business. It is the primary means for us to assess on-going operating performance and to set future operating performance expectations. The economic substance behind our decision to use non-GAAP net loss is that the adjustments to net loss, which did not reflect the on-going sustainability of performance, had the effect of reducing net income (loss) by approximately $1.0 million and $1.4 million for the three months ended June 30, 2007 and 2006, respectively. Despite the importance of this measure to management in goal-setting and performance measurement, we stress that non-GAAP net loss is a non-GAAP financial measure that has no standardized meaning defined by GAAP and, therefore, has limits in its usefulness to investors. Because of its non-standardized definitions, non-GAAP net loss (unlike GAAP net loss) may not be comparable with the calculation of similar measures of other companies. Non-GAAP net loss is presented solely to enable investors to more fully understand how management assesses the performance of our company. We compensate for these limitations by providing full disclosure of the net loss on a basis prepared in conformance with GAAP to enable investors to consider net loss determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate.
Non-GAAP Net Loss Per Share.
Non-GAAP net loss per share excludes the amortization of intangible assets, write down of investment, stock compensation expenses under SFAS No. 123(R), impairment of property, plant and equipment, gain on sale of technology and tangible assets, interest expense included in our provision (benefit) for income taxes and related tax effects. Management believes that the non-GAAP net loss per share measure is useful information to investors because it provides a basis for investors to compare the performance of our operations to prior periods’ results and to their expectations for performance. It also provides a useful means for investors to evaluate the profitability and sustainability of on-going operations. Given the market’s focus on earnings (loss) per share and adjusted earnings (loss) per share measures, by providing adjusted earnings (loss) per share measurement and showing the components thereof, we seek to eliminate confusion in the marketplace and to provide a consistent means for evaluation of performance. We use non-GAAP net loss per share to conduct and evaluate our business by comparing the measure to prior periods using a consistent method of calculation. We review non-GAAP net loss per share as a primary indicator of the profitability and sustainability of the underlying business, and we use the measure to compare performance to the objectives identified for the business during our budget process. Our budget process includes only revenue and expenses relating to the on-going business operations, in an effort to better manage the on-going operations in a meaningful manner. The economic substance behind our decision to use non-GAAP net loss per share is that without it, the significance of the adjustments during these periods may make it difficult for an investor to assess the on-going performance of the operations of our business. A material limitation associated with the use of this measure as compared to the GAAP measure of net loss per share is that it is a non-GAAP measure which is adjusted for the after tax effect of amortization of intangible assets, write-down of our investment, impairment of property, plant and equipment, sales of technology and stock option expenses under SFAS 123(R), and interest on income tax payable, and, as such, has no standardized measurement prescribed by GAAP and accordingly has limits in its usefulness to investors. Non-GAAP net loss per share may not be comparable with the calculation of non-GAAP loss per share for other companies. We compensate for these limitations when using non-GAAP net loss per share by providing full disclosure of the earnings (loss) per share measurement on GAAP basis in the financial statements and related commentary in our quarterly release which investors can use to appropriately consider earnings (loss) per share determined under GAAP as well as on an adjusted basis.

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET LOSS
(unaudited)
(in thousands)

	Three months ended
	June 30,	June 30,	March 31,
	2007	2006	2007
Net income (loss) — GAAP basis	$(664)	$(15,224)	$4,603
Reconciling items:
Amortization of intangible assets:
Cost of revenues	—	230	—
Selling, general and administrative expense	—	115	—
Write down of investment	143	—	500
Stock-based compensation:
Cost of revenues	11	57	7
Research and development	94	544	125
Selling, general and administrative expense	151	570	198
Impairment of property, plant and equipment	—	—	859
Gain on sale of technology and tangible assets	(2,000)	—	(8,481)
Interest on tax payable	546	—	534
Tax effects	8	(121)	74

Net loss — Non-GAAP	$(1,711)	$(13,829)	$(1,581)

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO NON-GAAP NET LOSS PER SHARE
(unaudited)
(in dollars)

		Three months ended
	June 30,	June 30,	March 31,
	2007	2006	2007
Basic and Diluted:
GAAP basic and diluted net income (loss) per share	$(0.02)	$(0.39)	$0.13
Reconciling items:
Amortization of intangible assets:
Cost of revenues	—	0.01	—
Selling, general and administrative expense	—	—	—
Write down of investment	—	—	0.01
Stock-based compensation:
Cost of revenues	—	—	—
Research and development	—	0.01	0.01
Selling, general and administrative expense	0.01	0.02	0.01
Impairment of property, plant and equipment	—	—	0.02
Gain on sale of technology and tangible assets	(0.06)	—	(0.24)
Interest on tax payable	0.02	—	0.02
Tax effects	—	—	—

Non-GAAP basic and diluted net loss per share	$(0.05)	$(0.35)	$(0.04)